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                                                                    EXHIBIT 10.1



                  SUMMARY OF BOARD OF DIRECTOR COMPENSATION FOR
                                  A.S.V., INC.


                                  JULY 12, 2005


1. Initial Election Stock Option Award: stock option to purchase 2,250 shares of ASV common stock.

2.   Annual Retainer: $20,000.

3.   Annual Audit Committee Chair Retainer: $5,000.

4. Annual Stock Option Award: stock option to purchase 3,000 shares of ASV common stock, which is granted on the first business day of each calendar year after the director's initial election to the Board, provided such person continues to serve as a director of ASV at the time of grant.

5. Expenses: ASV reimburses directors for expenses incurred in connection with attendance at Board meetings.





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